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                                                                    Exhibit 10.1



                                             March 22, 1995
[LOGO]
[United Missouri Bank LETTERHEAD]


Mr. Robert P. Dunne, Chairman
Saztec International, Inc.
6700 Corporate Drive
Kansas City, Missouri 64120

Dear Mr. Dunne:

As you know, the Authority to Loan previously extended to Saztec International, Inc. and all of its subsidiaries ("Saztec") by this bank expired on March 15, 1995. In that connection, you have requested that this bank's discount committee consider continuing to extend revolving credit to Saztec predicated off a number of points outlined to the writer in your letter dated March 9, 1995. Your letter to the writer dated March 9, 1995, a copy of which is attached, will be a part of this agreement.

In consideration of your expressed desire to consummate a credit line with another financial institution, the discount committee of UMB Bank, n.a. has favorably considered your request and approved an Authority to Loan (the "Authority to Loan") on the terms and conditions set forth in this letter.

  1. UMB Bank, n.a. hereby extends to Saztec an Authority to Loan in the amount of $750,000 from March 15, 1995 through April 30, 1995, provided that the outstanding principal amount of all advances under such Authority to Loan at no time exceeds an amount equal to 80% of Saztec's qualified accounts receivable. "Qualified accounts receivable" shall have the meaning set forth in a Security Agreement to be executed by Saztec not later than the date of the first advance under the Authority to Loan.

  2. All advances under the Authority to Loan will be evidenced by a Master Revolving Note on this bank's standard form. Such note shall be payable on demand, but if no demand, not later than April 30, 1995.

  3. All advances under the Authority to Loan are subject to Saztec being in full and complete compliance with all terms and conditions stated in this letter at the time of each such advance and the continuation of extensions of credit are subject to Saztec being in full compliance with all terms hereof at all times.

  4. All advances under the Authority to Loan will be secured by all accounts receivable of Saztec, now or hereafter existing, notwithstanding the 80% of qualified accounts receivable basis for making advances, and by all inventory, machinery, equipment, furniture and fixtures of Saztec nor owned or hereafter acquired or created.

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Mr. Robert P. Dunne, Chairman
March 22, 1995
Page 2


  5. Saztec will continue to maintain a lock box for the receipt of all accounts receivable payments over which this bank has sole access and also a cash collateral account with this bank into which all accounts receivable payments will be deposited.

  6. All advances under the Authority to Loan shall bear interest per annum at 3% over this bank's prime rate of interest, adjusted daily. For purposes hereof, this bank's prime rate of interest shall be that rate of interest which it states, from time to time, to be its prime rate of interest.

  7. Each extension of credit under the Authority to Loan shall be subject, in the sole discretion of this bank, to the occurrence of no adverse material change in (i) the financial condition of Saztec or (ii) the aging or collectability of its accounts receivable.

  8. This bank must at all times have a first priority perfected security interest in all personal property of Saztec and all proceeds of all of the foregoing and all common stock of all subsidiaries of Saztec.

  9. At all times the consolidated net worth of Saztec must be at least equal to $2,200,000, the calculation of such to be performed in accordance with generally accepted accounting principles, consistently applied.

 10. At all times the ratio of consolidated total indebtedness to consolidated net worth shall not exceed 2.5 to 1, the calculation of such to be performed in accordance with generally accepted accounting principles, consistently applied.

 11. Saztec must provide this bank with monthly financial statements and accounts receivable listings and agings and a borrowing base certificate in form and substance acceptable to this bank not later than 20 days following the end of each month, such financial statements to include, at a minimum, a balance sheet, an income statement and a statement of cash flow.

 12. Should the terms of this letter and any terms of any Promissory note or Security Agreement executed or continued in connection herewith be in conflict, then the terms of any such note or Security Agreement shall prevail.

 13. All documentation evidencing the Authority to Loan and any collateral therefore shall be on this bank's standard forms and must be satisfactory in all respects to this bank and its attorneys.

 14. All costs incurred by this bank in extending credit under the Authority to Loan must be paid by Saztec.

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Mr. Robert P. Dunne, Chairman
March 22, 1995
Page 3


 15. It is further understood that Saztec is completing interrogatories relative to its litigation against DEC for unrecovered costs related to a terminated contract. Management of Saztec has anticipated negotiating a settlement ranging from $200,000 to $400,000 and has committed a minimum of 50% of the proceeds received to further reduce the bank's Authority to Loan availability during this time period.

 16. This letter supersedes any and all prior agreements, whether written or verbal, between Saztec and this bank relating to the subject matter hereof except existing Promissory Notes, Security Agreements and financing statements. By signing below, you and this bank agree that there are no unwritten oral agreements between us relating to the transactions proposed hereunder.

 17. STATUTORY STATEMENT MADE PURSUANT TO MO. REV. STAT. SECTION 432.045. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT SAZTEC INTERNATIONAL, INC. AND TO PROTECT UMB BANK, N.A. FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH CONCERNING SUCH MATTERS ARE CONTAINED IN THIS LETTER AND THE DOCUMENTS REFERRED TO HEREIN, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENTS OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

If you agree to the above terms and conditions, kindly acknowledge the same by signing in the space provided for that purpose below and return the original of this letter to the undersigned not later than March 29, 1995.

                                        Sincerely,

                                        UMB BANK, n.a.



                                        By /s/ Ned. C. Voth
                                          --------------------------------------
                                          Ned C. Voth
                                          Executive Vice President
NCV:am

The undersigned hereby acknowledges and agrees to all of the terms and conditions stated in the foregoing letter.

                                        SAZTEC INTERNATIONAL, INC.
                                        AND ALL SUBSIDIARIES


                                        By: /s/ Robert P. Dunne
                                           -------------------------------------
                                           Robert P. Dunne, Chairman
Dated:   March 27      , 1995.
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